EXHIBIT 10.23

Alliance HealthCare Services, Inc.
Summary of Compensation Arrangements
For Named Executive Officers

Base Salaries and Target Bonus Percentages. The current annual base salaries and target annual bonus opportunities (expressed a percentage of base salary) for the current named executive officers of Alliance HealthCare Services, Inc. (the “Company”) are as follows:

Named Executive Officer	Title	Current Base Salary	Target Bonus %
Percy C. Tomlinson	President and Chief Executive Officer	$600,000	85%
Howard A. Aihara	Executive Vice President and Chief Financial Officer	$294,580	75%
Michael J. Shea	Chief Operating Officer	$500,000	85%
Richard W. Johns	Executive Vice President, General Counsel and Secretary	$325,000	75%
Richard A. Jones	President, Imaging Division	$300,000	75%

For 2013, under the Company’s Executive Incentive Plan (the “EIP”), the named executive officers were eligible to receive an annual cash bonus award that was determined based on achievement against three performance measures:

(1)	“profit after lease” or “Company PAL” component-40% of the 2013 bonus opportunity;

(2)	individual performance objectives based primarily on the executive’s responsibilities within our company-40% of the 2013 bonus opportunity; and

(3)	return on capital component-20% of the 2013 bonus opportunity.
The EIP is more fully described in the proxy statement for our 2013 annual meeting of stockholders.